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                                                                   EXHIBIT 10.18

                                                              Date: May 10, 2004



To: KongZhong Corporation

We, KongZhong Information Technologies (Beijing) Co., Ltd. ("KongZhong Beijing"), hereby irrevocably agree and confirm that prior consultation with KongZhong Corporation ("KongZhong") shall take place and prior written approval of the board of directors of KongZhong shall be obtained with respect to individuals to be designated by KongZhong Beijing for appointment by the shareholders of Beijing AirInbox Information Technologies Co., Ltd ("Beijing AirInBox") and/or Beijing Boya Wuji Technologies Co., Ltd ("Beijing Boya Wuji") as their respective proxies for the exercise of their rights and powers as shareholders so long as we have the power to designate any individuals for such appointment under the business operation agreements, as amended from time to time, entered into between KongZhong Beijing as one party, and Beijing AirInbox and its shareholders, or Beijing Boya Wuji and its shareholders, as other parties.



KongZhong Information Technologies (Beijing) Co., Ltd.


      /s/ Yunfan Zhou

Name:  Yunfan Zhou
Title: Legal Representative